EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-8 Nos. 333-208736, 333-218554, 333-237228 and 333-238158) of Overseas Shipholding Group, Inc., and

(2)	Registration Statement (Form S-3 No. 333-213035) of Overseas Shipholding Group, Inc.;

of our report dated March 13, 2020, with respect to the consolidated financial statements of Overseas Shipholding Group, Inc. included in this Annual Report (Form 10-K) of Overseas Shipholding Group, Inc. for the year ended December 31, 2019.

/s/ ERNST & YOUNG LLP

Tampa, Florida

April 1, 2021